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9 January 2003                                          LAWYERS

                                                        Levels 23-35
                                                        No.1 O'Connell Street
                                                        Sydney  NSW  2000
                                                        Australia

                                                        PO Box H3
                                                        Australia Square
                                                        Sydney  NSW  1215
                                                        DX 370 Sydney

                                                        Tel   + 61 2 9353 4000
                                                        Fax   + 61 2 8220 6700
Macquarie Securitisation Limited                        www.claytonutz.com.au
Level 22
20 Bond Street                                          SYDNEY O  MELBOURNE
SYDNEY  NSW  2000                                       BRISBANE O  PERTH
                                                        CANBERRA O  DARWIN

                                                        OUR REFERENCE
                                                        161/21723315

                                                        PARTNER
                                                        Stephen Gates

Dear Sirs

PUMA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Macquarie Securitisation Limited ("MSL") in connection with the PUMA Global Trust No. 3 to be constituted under the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended) between the person specified therein as the Founder and Perpetual Trustees Australia Limited ("PERPETUAL" or the "TRUSTEE") (the "TRUST DEED") and the Sub-Fund Notice (the "SUB-FUND NOTICE") to be issued by MSL to Perpetual on or prior to the issuance of the Class A notes (a form of which is attached as an exhibit to the Registration Statement referred to below).

Definitions in the Prospectus (as defined below) apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined the following documents:

         (a)      the Trust Deed;

         (b)      the draft Sub-Fund Notice;

         (c) the draft Note Trust Deed (attached as an exhibit to the Registration Statement referred to below) between Perpetual as trustee of the PUMA Global Trust No. 3, MSL and The Bank of New York, New York Branch;

         (d) the draft Security Trust Deed (attached as an exhibit to the Registration Statement referred to below) between MSL, the Trustee, The Bank of New York, New York Branch and Perpetual Trustee Company Limited;

         (e) the draft Redraw Facility Agreement (attached as an exhibit to the Registration Statement referred to below) between Macquarie Bank Limited, the Trustee and MSL;

         (f) an ISDA Master Agreement dated 13 October 2000 between Perpetual (as trustee of the PUMA Program under the Trust
                  Deed), MSL and Commonwealth Bank of Australia;

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Macquarie Securitisation Limited                                  9 January 2003
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         (g)      the draft ISDA Master Agreement and Confirmation related
                  thereto (each attached as an exhibit to the Registration Statement referred to below) between MSL, the Trustee and Deutsche Bank AG;

         (h) the draft Underwriting Agreement (attached as an exhibit to the Registration Statement referred to below) between Macquarie Bank Limited, the Trustee, MSL and the lead underwriter, as representative for the several underwriters listed in Schedule 1 thereto;

         (i) the draft Agency Agreement (attached as an exhibit to the Registration Statement referred to below) between, among others, MSL and the Trustee; and

         (j) a copy of the Prospectus which forms part of the Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the "Prospectus").

2.       ASSUMPTION

         For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed substantially in the form of that draft.

3.       QUALIFICATIONS

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

         (b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Consequences" in the Prospectus.

4.       OPINION

         Based on the foregoing and subject to the assumption and qualifications set out above we are of the opinion that while the section entitled "Australian Tax Consequences" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Class A Notes, we hereby adopt and confirm as our opinion the opinions set forth in the Prospectus under the heading "Australian Tax Consequences" which constitute, in our opinion, the material Australian income tax consequences of the purchase, ownership and disposition of the Class A notes. There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Consequences", "Enforcement of Foreign Judgments in Australia" and "Legal Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the United States Securities Act of 1933, as amended, of the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.


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Macquarie Securitisation Limited                                  9 January 2003
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Yours faithfully

CLAYTON UTZ

/s/ Ninian Lewis



NINIAN LEWIS
PARTNER
9353 4161
sgates@claytonutz.com